                                                                    Exhibit 23.2






CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Baldwin Piano & Organ Company:


We consent to the incorporation by reference in each of the registration statements (File Nos. 33-53809, 333-65947 and 333-3775) on Form S-8 of Baldwin Piano & Organ Company of our report dated February 23, 1998, relating to the consolidated statements of earnings, shareholders' equity and cash flows for the year ended December 31, 1997, and the related schedule, which report appears in the December 31, 1999 annual report on Form 10-K of Baldwin Piano &
Organ Company.



KPMG LLP

Cincinnati, Ohio
March 30, 2000